UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 23, 2006

Date of Report (Date of earliest event reported)
NationsHealth, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50348 (Commission File Number)	06-1688360 (I.R.S. Employer Identification No.)
13630 N.W. 8th Street, Suite 210
Sunrise, Florida 33325

(Address of Principal Executive Offices)
(954) 903-5000

Registrant’s telephone number, including area code
13650 N.W. 8th Street, Suite 109
Sunrise, Florida 33325

(Former Address of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On May 23, 2006, NationsHealth, Inc. (the “Company”) was advised by the Nasdaq Listing Qualifications Department that the Nasdaq staff is reviewing the Company’s eligibility for continued listing on The Nasdaq National Market because the Company does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing under Maintenance Standard 1 set forth in Marketplace Rule 4450(a)(3). The Nasdaq staff additionally noted that the Company did not at such time meet the continued listing requirements under Maintenance Standard 2 because the market value of its publicly held shares (i.e. the Company’s total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more) was not at least $15,000,000.
To facilitate the Nasdaq staff’s review, the Company has been asked to provide on or before June 7, 2006 a specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements. Under Maintenance Standard 1, this may include demonstrating a plan of achieving compliance with the minimum $10,000,000 stockholders’ equity requirement. Alternatively, under Maintenance Standard 2, this may involve demonstrating achieving compliance with the $15,000,000 minimum value of its publicly held shares requirement. As of the close of trading on each of May 25 and May 26, 2006, the market value of the Company’s publicly held shares was above $15,000,000.
The Company is currently evaluating its alternatives to resolve the listing deficiency, and is preparing the plan requested by Nasdaq. If the plan is not accepted by Nasdaq or if the alternative selected by the Company does not resolve the listing deficiency, the Company will apply for listing on The Nasdaq Capital Market. The Company currently is in compliance with the listing standards of The Nasdaq Capital Market.
The Company’s press release dated May 30, 2006, with respect to the notification from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release, dated May 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.
Date: May 30, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 30, 2006.

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